AMENDMENT
                             As of October 26, 2003,
                                       TO
                                       THE
                                MASTER AGREEMENT
                                     BETWEEN
                                   FIAT S.p.A.
                                       AND
                           GENERAL MOTORS CORPORATION
                           Dated as of March 13, 2000
                                       and
                           Amended as of July 24, 2000

AMENDMENT dated as of October 26, 2003 (this "Amendment"), between Fiat S.p.A., a corporation organized under the laws of Italy ("Fiat"), and General Motors Corporation, a Delaware corporation ("General Motors"), to the Master Agreement entered into between such parties as of March 13, 2000, and amended as of July 24, 2000 (the "Agreement").

WHEREAS, the parties have determined that it is desirable and in their best interests to amend certain provisions of the Agreement to provide that the time period representing the Put Period (as defined in the Agreement) shall commence on January 24, 2005 and extend through to and including July 23, 2010 and to conform certain other provisions of the Agreement affected by the postponement of the Put Period;

WHEREAS, the parties have, concurrently with the execution of this Amendment, entered into a Standstill Agreement (the "Standstill Agreement") of even date herewith;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Fiat and General Motors hereby amend the Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.0. Except as otherwise specifically provided for herein, capitalized terms used in this Amendment shall have the same meaning as those used in the Agreement.

SECTION 1.1. The provisions of Sections 1.03, 10.02 (as in effect on the date hereof), 10.03, 10.06, 10.07, 10.08, 10.09, 10.10 and 10.11 of the Agreement
shall apply with equal force and effect to this Amendment.

                                   ARTICLE II

                                   AMENDMENTS

SECTION 2.0. The sections of the Master Agreement referred to in the below numbered paragraphs are hereby amended by deleting those words shown below as being stricken and by adding those words shown below that are in bold and underlined:


1) Section 8.02 (a): "If Fiat, at any time after the first anniversary of the Closing Date and prior to the ninth tenth anniversary thereof . . ."

2) Section 8.02 (f): "At any time on or after the ninth tenth anniversary of the Closing Date and for a period of ten years thereafter, subject to
      Section 8.06 hereof, but in no event after the nineteenth twentieth anniversary of the Closing Date . . ."

3) Section 8.03 (a): "On two occasions (excluding any put pursuant to Section 8.07) after the date in the 42nd 54th month following the Closing Date which corresponds to the Closing Date and prior to the ninth tenth anniversary of the Closing Date . . ."

4) Section 8.05: "From and after the ninth tenth anniversary hereof, subject to Section 8.06, the shares of Fiat Auto Holdings Common Stock held by Fiat and General Motors and shares of Fiat Auto Common Stock held by Fiat Auto Holdings shall be freely transferable."

5)    Section  8.06:  "No later than the sixth  month prior to the ninth tenth
                                                                         -----
      anniversary hereof, the chief executive officers of Fiat and General Motors shall meet at a mutually convenient time and place to discuss in good faith the extension of the rights and obligations of the parties pursuant to Sections 8.02, 8.03 and 8.04 hereof... provided that it shall not be entitled to elect to extend such period beyond the 19th 20th anniversary of the Closing."
      ----

SECTION 2.1. In the event that General Motors or any of its Subsidiaries exercise any legal remedy (including seeking resolution of a dispute under Section 10.08 of the Master Agreement) or initiate any litigation, action, complaint or other legal proceeding against Fiat or any of its Affiliates, Fiat may elect, in its sole discretion, by delivering written notice to General Motors, to accelerate the commencement of the Put Period, in which case Section
8.03 of the Agreement shall be amended, without any further action of the parties being required, so that the Put Period shall commence on the later of
(a) January 24, 2004 and (b) the 45th day after the date on which General Motors or any of its Subsidiaries exercised such remedy or initiated such litigation, action, complaint or other legal proceeding against Fiat or any of its Affiliates, as the case may be.

SECTION 2.2. The parties hereby agree that the amendments described in this Amendment to the Agreement are the only amendments agreed upon and that all other terms, conditions and provisions of the Agreement not specifically changed by the terms of the Amendment shall remain in full force and effect.


IN WITNESS WHEREOF, Fiat and General Motors have caused this Agreement to be executed as of the date first written above by their duly authorized officers.

                              FIAT S.p.A.

                              By:
                                    ------------------------------------
                              Name:  Giuseppe Morchio
                              Title: Chief Executive Officer


                              GENERAL MOTORS CORPORATION

                              By:
                                    ------------------------------------
                              Name:  John M. Devine
                              Title: Vice  Chairman  and
                                     Chief  Financial Officer